UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2019

LANTHEUS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36569	35-2318913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

331 Treble Cove Road, North Billerica, MA	01862
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 671-8001

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	LNTH	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☑

Item 1.01	Entry into a Material Definitive Agreement.

On October 31, 2019, Lantheus Medical Imaging, Inc. (“LMI”), the operating subsidiary of Lantheus Holdings, Inc. (the “Company”), entered into a Volume and Pricing Amendment (the “Amendment”) to the Sales Agreement by and between LMI and NTP Radioisotopes (SOC) Ltd. (“NTP”), dated as of April 1, 2009 and as amended as of January 1, 2010, April 1, 2011, October 1, 2012 and December 29, 2017 (the “Agreement”). Under the Agreement, NTP and its subcontractor, ANSTO, will supply LMI molybdenum-99 (“Mo-99”), the radioisotope used in the manufacture of LMI’s TechneLite® generators. The Amendment amends LMI’s volume purchase requirements, NTP’s supply requirements and unit pricing. The Agreement allows for termination upon the occurrence of certain events, including, but not limited to, failure by NTP to provide LMI’s required amount of Mo-99, material breach of any provision by either party, bankruptcy by either party and certain force majeure events. The term of the Agreement, as amended by the Amendment, expires on December 31, 2021.

The Company intends to request confidential treatment of certain portions of the Amendment, including the volume commitment levels and unit pricing terms, in connection with the filing of its Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANTHEUS HOLDINGS, INC.

By:	/s/ Michael P. Duffy

Name:	Michael P. Duffy
Title:	Senior Vice President and General Counsel

Date: November 5, 2019